Exhibit 99.1

Certification of
Chief Executive Officer
Of The Keith Companies, Inc.

        This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, U.S.C. §1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the period ended September 30, 2002 of The Keith Companies, Inc. (the “Issuer ”).

         I, Aram Keith, the Chief Executive Officer of Issuer certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 11, 2002

/s/ Aram H. Keith

Name:	Aram H. Keith

Subscribed and sworn to before me
this 11th day of November 2002.

/s/ Jane St.Pierre

Name:	Jane St.Pierre

Title: Notary Public

My commission expires: 04/25/2006